Exhibit 10.29.1

FIRST AMENDMENT TO CONTRIBUTION AND SUBSCRIPTION AGREEMENT

THIS FIRST AMENDMENT TO CONTRIBUTION AND SUBSCRIPTION AGREEMENT (“First Amendment”), is made effective as of July 26, 2019 (“Effective Date”) by and between GREENWAL, L.C., a Virginia limited liability company (the “Contributor”), and GENERATION INCOME PROPERTIES, L.P., a Delaware limited partnership (the “GIPLP”).

WITNESSETH:

WHEREAS, GIPLP and Contributor entered into that certain Contribution and Subscription Agreement dated effective as of June 19, 2019 (the “Agreement”), pursuant to which Contributor agreed to contribute and GIPLP agreed to acquire certain property located at 2510 Walmer Avenue Norfolk, Virginia, as more particularly described in the Agreement; and

WHEREAS, GIPLP and Contributor have agreed to amend the Agreement as set forth in this First Amendment.

NOW, THEREFORE, in consideration of the mutual covenants, promises and undertakings set forth herein, and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Contributor and GIPLP agree as follows:

1. Incorporation of Recitals; Defined Terms. The foregoing recitals are true and are incorporated herein by this reference. Capitalized terms used herein which are not defined herein, shall have the same meaning as set forth in the Agreement.

2. Inspection Period. The term “Inspection Period” in Article 1 of the Agreement is deleted in its entirety and replaced with the following:

“Inspection Period” shall mean the period expiring at 6:00 P.M. (Eastern Daylight Time) on July 26, 2019.

3. Closing. Section 2.8 of the Agreement is deleted in its entirely and replaced with the following:

2.8 Closing. The Closing shall be conducted by depositing the closing deliverables set forth in Article 5 hereof with the Escrow Agent on or before the date which is the later of (i) twenty seven (27) days after the expiration of the Inspection Period, or (ii) ten (10) days after the date that each in Section 6.1 below have been fully satisfied and completed, subject to extensions as specifically provided herein (the “Closing Date”).

4. Cash Amount. The following shall be added to the end of Section 2.5 of the Agreement:

The Cash Amount to be paid at the Closing shall also be adjusted to reflect Contributor’s roof replacement escrow holdback in favor of GIPLP in the amount of $75,000 (“Roof Escrow”), which escrow holdback Contributor shall provide to GIPLP at Closing. The Roof Escrow shall be paid to Escrow Agent at Closing. After Closing, the Roof Escrow shall be governed by the Escrow Agreement attached hereto and incorporated herein as Schedule 13 (“Escrow Agreement”).

5. Escrow Agreement. The Escrow Agreement attached hereto and incorporated herein as Schedule 13 is made a part of the Agreement.

6. Cash Amount. The Cash Amount is increased to Seven Hundred Eighty Five Thousand and No/100 Dollars ($785,000.00).

7. Partnership Units. Section 2.5(e) of the Agreement is deleted in its entirety and replaced with the following:

(e) 993,000 Partnership Units shall be issued to the Contributor (it being agreed upon that the Partnership Units Value is $4,965,000.00 and that such number of Partnership Units was calculated by dividing the Partnership Units Value by $5.00, which is the agreed-upon price of one share of common stock, par value $0.01 per share (“Common Stock”), of GIPREIT, at the time of the Closing;

8. Closing Deliverables. The following are added to the Agreement as new Section 5.1(v) and new Section 5.2(l):

(v) Escrow Agreement. An executed counterpart to the Escrow Agreement.

(l) Escrow Agreement. A fully executed counterpart to the Escrow Agreement.

9. Assignment of GSA NAVSEA Lease. The parties acknowledge that the USA’s consent to the assignment of the GSA NAVSEA Lease to GIPLP will not occur prior to Closing and that the USA will continue to recognize Contributor as landlord under the GSA NAVSEA Lease until such consent is granted. Thus, notwithstanding anything to the contrary contained in the Agreement:

a. After Closing, Contributor shall, within three (3) days of receipt, pay over to GIPLP all rent and any other amounts, together with any notices or communications, received from the USA.

b. After Closing, Contributor shall take such actions as landlord under the GSA NAVSEA Lease as directed and authorized by GIPLP, but not otherwise, including, without limitation, filing or joining a lawsuit in the event of a default under the GSA NAVSEA Lease. In performing its obligations in accordance with the preceding sentence, Contributor shall not be obligated to incur any expense or liability.

c. Both parties shall cooperate with each other in good faith to effectuate the USA’s consent to the assignment of the GSA NAVSEA Lease and will perform or cause to be performed any and all such further acts as may be reasonably necessary to effectuate such consent, including, without limitation, any acts required by GIPLP’s Lender.

d. This Section shall survive the Closing.

10. Entire Agreement. This First Amendment constitutes the entire agreement and understanding between GIPLP and Contributor with respect to its subject matter and supersedes all prior negotiations and agreements.

11. Confirmation. The parties hereto acknowledge and agree that the Agreement is in full force and effect and has not been modified by conduct or in writing, except as expressly provided in this First Amendment.

12. Counterparts. This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument; provided, however, that in no event shall this First Amendment be deemed effective unless and until signed by all of the parties hereto. Signatures delivered by email transmission in portable document format or other electronic imaging shall be binding upon the parties.

13. Authority. Each of the parties hereto represents and warrants to the other that the person executing this First Amendment on behalf of such party has the full right, power and authority to enter into and execute this First Amendment on such party’s behalf and that no consent or approval from any other person or entity is necessary as a condition precedent to the legal effect of this First Amendment, or, if any such consent or approval is required, that all such consents or approvals have been obtained as of the Effective Date of this First Amendment.

14. Merger. All prior understandings and agreements between the parties with respect to the subject matter of this First Amendment are merged within this First Amendment, which alone fully and completely sets forth the understanding of the parties with respect thereto. This First Amendment may not be changed or modified nor may any of its provisions be waived orally or in any manner other than by a writing signed by the party against whom enforcement of the change, modification or waiver is sought.

15.Interpretation. The headings to sections of this First Amendment are for convenience only and shall not be used in interpreting this First Amendment. The parties have each had the opportunity to be represented by counsel in the negotiations and preparation of this First Amendment; therefore, this First Amendment will be deemed to be drafted by both parties, and no rule of construction will be invoked respecting the authorship of this First Amendment.

IN WITNESS WHEREOF, Contributor and GIPLP have executed this First Amendment effective as of the Effective Date.

CONTRIBUTOR:

GREENWAL, L.C., a Virginia limited liability company

By: Robinson Development Group, Inc., its Manager

By:	/s/ Anthony W. Smith
Anthony W. Smith, Senior Vice President

GIPLP:

GENERATION INCOME PROPERTIES, L.P., a Delaware limited partnership

By:	/s/ David Sobelman,
Authorized Representative

SCHEDULE 13

FORM OF ESCROW AGREEMENT

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made as of this          day of August, 2019 (“Effective Date”), by and among GREENWAL, L.C., a Virginia limited liability company (the “Contributor”),                                                                      , a Delaware limitedliability company (“GIP”), and TRENAM, KEMKER, SCHARF, BARKIN, FRYE, O’NEILL & MULLIS, P.A. (“Escrow Agent”).

WITNESSETH:

WHEREAS, GIP, as Assignee of GENERATION INCOME PROPERTIES, L.P., a Delaware limited partnership, and Contributor entered into that certain Contribution and Subscription Agreement dated effective as of June 19, 2019, as amended by that certain First Amendment to Contribution and Subscription Agreement dated effective as of July 23, 2019 (collectively, the “Contribution Agreement”), pursuant to which Contributor agreed to contribute and GIP agreed to acquire certain property located at 2510 Walmer Avenue Norfolk, Virginia, as is more particularly described in the Contribution Agreement (the “Property”);

WHEREAS, GIP’s due diligence disclosed that the Property may require certain work or repairs in connection with a roof replacement which are more particularly described on Exhibit “A” attached hereto and incorporated herein by reference (the “Repairs”); and

WHEREAS, the Contributor wishes to deposit funds in the amount of Seventy Five Thousand and No/00 Dollars ($75,000.00) (such funds together with the interest thereon, if any, the “Deposit”) with Escrow Agent to be used to pay for the Repairs; and

WHEREAS, Escrow Agent is willing to hold the Deposit, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is duly acknowledged, the parties hereto agree as follows:

1. Recitals. The foregoing recitals are true and are incorporated herein by this reference.

2. Deposit. Escrow Agent shall receive the Deposit at the closing for the contribution of the Property (the “Closing”) under the Contribution Agreement.

3. Completion of Repairs. GIP shall cause the Repairs to be performed in a prompt, commercially reasonable manner. Contributor may deliver written notice to GIP and Escrow Agent inquiring as to the status of the Repairs and disbursement of the Deposit, at which time GIP shall respond within five (5) days with an update as to what work remains to be completed.

4. Disbursement of Deposit. Upon completion of the Repairs, GIP shall deliver written notice to Contributor and Escrow Agent certifying that the Repairs have been completed (which notice must include true and correct copies of invoices for the Repairs), and requesting disbursement of the amount of the Deposit necessary to pay such invoices (the “Disbursement Request”). Within three (3) business days after receipt of the Disbursement Request, Escrow Agent shall release the applicable portion of the Deposit to GIP.

5. Return of Excess Deposit. In the event that excess funds remain after the Disbursement Request is paid, the remaining amount of the Deposit held by Escrow Agent shall be released to Contributor.

6. Escrow Agent. The parties understand, acknowledge and agree as follows:

a. Escrow Agent shall deliver the Deposit to Contributor or GIP, as the case may be, in accordance with the provisions of this Agreement. Escrow Agent shall invest the Deposit in an FDIC insured money market account with a national banking association or other bank acceptable to Contributor and GIP.

b. In the event that litigation is instituted relating to this escrow, the parties hereto agree that Escrow Agent shall be held harmless from any attorneys’ fees, court costs and expenses relating to that litigation to the extent that litigation does not arise as a result of the Escrow Agent’s acts or omissions. To the extent that Escrow Agent holds the Deposit under the terms of this escrow, the parties hereto, other than Escrow Agent, agree that Escrow Agent may charge the Deposit with any such attorneys’ fees, court costs and expenses as they are incurred by Escrow Agent. In the event that conflicting demands are made on Escrow Agent, or Escrow Agent, in good faith, believes that any demands with regard to the Deposit are in conflict or are unclear or ambiguous, Escrow Agent may bring an interpleader action in an appropriate court. Such action shall not be deemed to be the “fault” of Escrow Agent, and Escrow Agent may lay claim to or against the Deposit for its reasonable costs and attorneys’ fees in connection with same, through final appellate review. To that end, the parties hereto, other than Escrow Agent, agree to indemnify Escrow Agent for all such attorneys’ fees, court costs and expenses.

c. Without limitation, Escrow Agent shall not be liable for any loss or damage resulting from the following: (a) the financial status or insolvency of any other party, or any misrepresentation made by any other party; (b) any legal effect, insufficiency or undesirability of any instrument deposited with or delivered by or to Escrow Agent or exchanged by the parties hereunder, whether or not Escrow Agent prepared such instrument; (c) the default, error, action or omission of any other party to this Agreement or any actions taken by Escrow Agent in good faith, except for Escrow Agent’s gross negligence or willful misconduct; (d) any loss or impairment of the Deposit that has been deposited in escrow while the Deposit is in the course of collection or while the Deposit is on deposit in a financial institution if such loss or impairment results from the failure, insolvency or suspension of a financial institution, or any loss or impairment of the Deposit due to the invalidity of any draft, check, document or other negotiable instrument delivered to Escrow Agent; (e) the expiration of any time limit or other consequence of delay, unless a properly executed settlement instruction, accepted by Escrow Agent has instructed the Escrow Agent to comply with said time limit; and (f) Escrow Agent’s compliance with any legal process, subpoena, writ, order, judgment or decree of any court, whether issued with or without jurisdiction and whether or not subsequently vacated, modified, set aside or reversed.

d. Escrow Agent shall not have any duties or responsibilities, except those set forth in this Section and shall not incur any liability in acting upon any signature, notice, demand, request, waiver, consent, receipt or other paper or document believed by Escrow Agent to be genuine. Escrow Agent may assume that any person purporting to give it any notice on behalf of any party in accordance with the provisions hereof has been duly authorized to do so, or is otherwise acting or failing to act under this Section except in the case of Escrow Agent’s gross negligence or willful misconduct. Upon completion of the disbursement of the Deposit, Escrow Agent shall be automatically released and discharged of its escrow obligations hereunder.

e. The status of Escrow Agent as GIP’s counsel in this transaction shall not disqualify such law firm from acting as Escrow Agent, or from representing GIP in connection with this transaction, the matters contemplated herein, or any disputes between Contributor and GIP that may arise out of this transaction, including, without limitation, any dispute with respect to the Deposit.

7. No Third Party Beneficiary. It is expressly agreed that this Agreement is for the sole benefit of the parties hereto and shall not be construed or deemed to have been made for the benefit of any third party or parties.

8. Assignment. This Agreement may not be assigned by any party hereto and no party may delegate any of its duties hereunder.

9. Interpretation. The paragraph headings of this Agreement are for convenience of reference only and shall not be construed as defining or limiting the scope of any provisions hereof. There shall be no presumption created as a result of any party having prepared in whole or in part any provision of this Agreement.

10. Attorneys’ Fees. If any action or proceeding is commenced by any party to enforce their rights under this Agreement, the prevailing party in such action or proceeding, including any bankruptcy, insolvency or appellate proceedings, shall be entitled to recover all reasonable and documented costs and expenses, including, without limitation, reasonable attorneys’ fees and court costs, in addition to any other relief awarded by the court.

11. Amendment. This Agreement may only be altered by a writing executed by all of the parties hereto.

12. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties concerning the subject matter of this Agreement and supersedes all prior agreements, terms, understandings, conditions, representations and warranties, whether written or oral, made by the parties concerning the matters which are the subject of this Agreement.

13. Severability. If any provision of this Agreement or application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement (including the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable) shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument; provided, however, that in no event shall this Agreement be deemed effective unless and until signed by all of the parties hereto. Signatures delivered by facsimile or electronic transmission shall be deemed an original and shall be binding upon the parties.

15. Notices. Any notice, demand or other communication which may or is required to be given under this Agreement must be in writing and must be: (a) personally delivered; (b) transmitted by reputable overnight courier service, such as Federal Express; or (c) transmitted by email, so long as the original of the email notice is deposited with a recognized overnight courier within one (1) business day. Except as otherwise specified herein, all notices and other communications shall be deemed to have been duly given on (i) the date of receipt if delivered personally, (ii) the first (1st) business day after the date of deposit, if transmitted by reputable overnight courier service, or (iii) the date of transmission by email. A notice or other communication not given as herein provided shall only be deemed given if and when such notice or communication and any specified copies are actually received in writing by the party and all other persons to whom they are required or permitted to be given. GIP, Contributor and Escrow Agent may change their respective address for purposes hereof by notice given to the other parties in accordance with the provisions of this Section, but such notice shall not be deemed to have been duly given unless and until it is actually received by the other parties. Notices hereunder shall be directed as follows:

GIP:	Generation Income Properties, Inc.
401 East Jackson Street, Suite 3300
Tampa, Florida 33602
Attention: David Sobelman
Email: ds@gipreit.com

with a copy to:	Trenam, Kemker, Scharf, Barkin, Frye,
O’Neill & Mullis, P.A.
200 Central Avenue, Suite 1600
St. Petersburg, Florida 33701
Attention: Timothy M. Hughes, Esq.
Facsimile (727) 502-3408
Email: thughes@trenam.com

CONTRIBUTOR:	Greenwal, LC
150 W. Main Street Suite 1100
Norfolk, Virginia 23510
Attention: Anthony W. Smith
Email: tsmith@robinsondevelopment.com

with a copy to:	Kaufman & Canoles 150 West Main Street, Suite 2100 Norfolk, Virginia 23510 Attention: Charles E. Land, Esq. Email: celand@kaufcan.com

ESCROW AGENT:

Trenam, Kemker, Scharf, Barkin, Frye,
O’Neill & Mullis, P.A.

200 Central Avenue, Suite 1600

St. Petersburg, Florida 33701

Attention: Timothy M. Hughes, Esq.

Facsimile (727) 502-3408

Email: thughes@trenam.com

Each party’s counsel may deliver any notice required or otherwise permitted to be given by such party hereunder with the same effect as if given directly by such party.

[signatures on next page]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the Effective Date.

CONTRIBUTOR:

GREENWAL, L.C.,

a Virginia limited liability company

By: Robinson Development Group, Inc., its manager

By:

Anthony W. Smith

Senior Vice President

GIP:

                                                                 ,

a Delaware limited liability company

By:

Name:

Title:

ESCROW AGENT:

TRENAM, KEMKER, SCHARF, BARKIN, FRYE,

O’NEILL & MULLIS, P.A.

By:

Name:

Title:

EXHIBIT “A”

REPAIRS

Work or repairs which may be required in connection with replacement of the roof as follows:

a. Steel roof deck replacement;

b. Perlite insulation replacement;

c. 4” EPS insulation replacement; or

d. Removal, replacement and repair and re-charging of rooftop HVAC Units.